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                                                                   Exhibit 10.50


                            COLE NATIONAL CORPORATION

                           Restricted Stock Agreement
                           --------------------------

         THIS RESTRICTED STOCK AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") is made by and between Cole National Corporation, a Delaware corporation (the "COMPANY"), and Brian B. Smith, an individual residing in the State of Ohio (the "GRANTEE").

PRELIMINARY STATEMENTS:

         A. The Grantee is an employee of Cole National Group, Inc., a Delaware corporation, Cole Vision Corporation, a Delaware corporation, and Things Remembered, Inc., a Delaware corporation; and

         B. The execution of a restricted stock agreement in the form hereof has been authorized by a resolution of the Special Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD");

                NOW, THEREFORE, in consideration of the Grantee's acceptance of the terms and conditions of this Agreement, and subject to the terms of this Agreement, the Company hereby grants to the Grantee 100,000 shares (together with all other shares of Common Stock that become subject to this Agreement, collectively, the "SHARES") of the Company's common stock, par value $.001 per share ("COMMON STOCK"), 55,000 Shares (the "PLAN SHARES") of which are granted pursuant to and are subject to the terms and conditions of the Company's 1998 Equity and Incentive Performance Plan (the "PLAN"),and 45,000 of which are to be issued out of the Company's treasury solely pursuant to this Agreement (the "NON-PLAN SHARES"):

AGREEMENT:

                1. ISSUANCE OF COMMON STOCK. The Shares will be issued on the date of this Agreement as fully paid and nonassessable shares and will be represented by certificates registered in the name of the Grantee and bearing a legend referring to the restrictions set forth in this Agreement.

                  2. RESTRICTION ON TRANSFER OF COMMON STOCK. The Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3 of this Agreement; PROVIDED, HOWEVER, that the Grantee's interest in the Shares may be transferred at any time by will or the laws of descent and distribution if the recipient of the Shares enters into an agreement with the Company (in form and substance acceptable to the Company) agreeing to be bound by the provisions of this Agreement as if such transferee were the Grantee. Any purported transfer, encumbrance or other disposition of the Shares that is in violation of this
Section 2 will be

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null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Shares. When and as permitted by the Plan, the Committee or the Board may waive the restrictions set forth in this
Section 2 with respect to all or any portion of the Shares granted under the Plan.

                3. VESTING OF COMMON STOCK. (a) Except as set forth in Section 4, the Non-Plan Shares are nonforfeitable. The Plan Shares will become nonforfeitable upon the occurrence of the following:

                  Amount Nonforfeitable              Date Nonforfeitable
                  ---------------------              -------------------

                  1/3 of the Plan Shares             On the first date on or after March 1, 2002
                                                     on which the Stock Price has averaged at
                                                     least 133% of the Initial Price for a
                                                     continuous period of 21 consecutive Trading
                                                     Days ending on such date.

                  1/3 of the Plan Shares             On the first date on or after March 1, 2002
                                                     on which the Stock Price has averaged at
                                                     least 167% of the Initial Price for a
                                                     continuous period of 21 consecutive Trading
                                                     Days ending on such date.

                  1/3 of the Plan Shares             On the first date on or after March 1, 2002
                                                     on which the Stock Price has averaged at
                                                     least 200% of the Initial Price for a
                                                     continuous period of 21 consecutive Trading
                                                     Days ending on such date.

                  All Plan Shares not otherwise      March 1, 2004.
                  Nonforfeitable

For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its subsidiaries or a leave of absence approved by the Committee.

                (b) Notwithstanding the provisions of Section 3(a), all of the Shares will immediately become nonforfeitable if a Change in Control occurs after the Grant Date. "CHANGE OF CONTROL" means if at any time any of the following events has occurred:

                  (i) the Company merges itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving corporation immediately after such transaction are directly or indirectly



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                           beneficially owned in the aggregate by the former
                           stockholders of the Company immediately prior to such transaction;

                  (ii) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;

                  (iii) a person, within the meaning of Section 3(a)(9) or 13(d)(13) (as in effect on the date of the award) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Company's Board, or
                           (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the -------- ------- foregoing does not apply to any such acquisition that is made by (w) any Subsidiary of the Company (x) any employee benefit plan of the Company or any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a "hostile acquisition;"

                  (iv) a majority of the members of the Board or of any Subsidiary are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Board or, with respect to a Subsidiary, of such Subsidiary who
                           (x) was a member of the Board or, with respect to a Subsidiary, of such Subsidiary on the date of the award or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  (c) Notwithstanding the provisions of Section 3(a), all of the Shares will immediately become nonforfeitable if the Grantee (i) dies or becomes disabled (as defined in the Plan) while in the employ of the Company or a Subsidiary after the Grant Date, or (ii) with the consent of the Board or the Committee, retires after the Grant Date from the Company or a Subsidiary under a retirement plan of the Company of any Subsidiary, or (iii) terminates his employment following Constructive Termination (as such term is defined in Section 15 hereof), or (iv) the Term of the Employment Agreement dated April 1, 1996 among the Grantee, the Company and certain Subsidiaries ends prior March 1, 2004 and no new employment agreement has been entered into, or (v) Grantee's employment is terminated without cause.




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                  4. TERMINATION OF RIGHTS AND FORFEITURE OF COMMON STOCK.
Except for Shares that have become nonforfeitable, all of the Shares will be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary at any time prior to the fifth anniversary of the Grant Date, unless the Committee determines to provide otherwise at the time of the cessation of the Grantee's employment. All of the Non-Plan Shares will be forfeited on the 31st day after the Grant Date, if Grantee fails to comply with Section 14. In the event of a forfeiture, any certificate(s) representing the Shares will be canceled.

                  5. DIVIDEND, VOTING AND OTHER RIGHTS. (a) Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Shares.

                  (b) Cash dividends, if any, and any other distributions paid on the Shares will be sequestered by the Company until such time as such Shares become nonforfeitable in accordance with Section 3 and will, to the extent practicable, be deemed to be reinvested (at the Stock Price on the dividend payment date) on an immediate basis in additional shares of Common Stock from the Company's treasury, which will be subject to the same restrictions as the underlying Shares granted under this Agreement. If Shares are forfeited pursuant to Section 4, all dividends and other distributions, together with the earnings thereon, with respect to such Shares will likewise be forfeited.

                  6. RETENTION OF STOCK CERTIFICATE(S) BY COMPANY. Any certificates representing Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3.

                  7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and other applicable securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Grantee acknowledges that Grantee is an executive officer of the Company, has complete access to the Company's financial and other information, is fully capable of making an investment decision concerning the Company's Common Stock without assistance of third parties, and has no intention to distribute any of the Shares to third parties.

                  8. Withholding Taxes. If the Company is required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.

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                  9. RIGHT TO TERMINATE EMPLOYMENT. No provision of this
Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

                  10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.

                  11. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the Shares or other securities covered by this Agreement without the Grantee's consent.

                  12. SEVERABILITY. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

                  13. GOVERNING LAW. This Agreement is made under, and will be construed in accordance with, the laws of the State of Ohio without regard to conflict of law principles of such state.

                  14. TAXES. Grantee will make a proper election under Section 83(b) of the Internal Revenue Code of 1986, as amended, no later than 30 days after the date of this Agreement with respect to all of the Shares.

                  15. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  "CONSTRUCTIVE TERMINATION" means a substantial, nonconsensual adverse change in Grantee's employment duties.

                  "GRANT DATE" means the date of the Board or Committee action awarding the Shares to the Grantee as indicated on the signature page of this Agreement.

                  "INITIAL PRICE" means $15.45.

                  "STOCK PRICE" means the closing price of the Common Stock on the principal exchange on which the Common Stock is traded.

                  "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of such corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock


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possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "TRADING DAYS" means days on which the principal exchange on which the Common Stock is traded is open for trading, regardless of whether actual trading in the Common Stock occurs.


                  This Restricted Stock Agreement has been executed by the parties at Cleveland, Ohio as of December 17, 1998.



                                             COLE NATIONAL CORPORATION



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                                            /s/
                                            ------------------------------------
                                             Brian B. Smith



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                                    Addendum
                                       to
                           Restricted Stock Agreement
                                     between
                            Cole National Corporation
                                       and
                                 Brian B. Smith
                                      dated
                                December 17, 1998


         This Addendum ("Addendum") to Restricted Stock Agreement ("Restricted Stock Agreement") between Cole National Corporation ("Company") and Brian B. Smith ("Grantee") dated December 17, 1998 is made by Company and Grantee and is a part of such Restricted Stock Agreement.

         1. If and when Grantee should succeed Jeffery A. Cole as Chief Executive Officer of the Company, the Company intends to grant Grantee an additional 50,000 shares ("Additional Shares") of Company common stock, par value $.001 per share ("Common Stock") on substantially the same terms and conditions as the Shares granted pursuant to the Restricted Stock Agreement except that:

                  (a) the date March 1, 2002 in Section 3 of the Restricted Stock Agreement shall be changed to a date three (3) years from the date of such future grant of Additional Shares;

                  (b) the date March 1, 2004 in Section 3 of the Restricted Stock Agreement shall be changed to a date five (5) years from the date of such future grant of the Additional Shares;

                  (c) "Initial Price" in Section 15 of the Restricted Stock Agreement shall be defined to mean with respect to the Additional Shares the closing price of the Common Stock on the principal exchange on which the Common Stock is traded on the date the Additional Shares are granted in the future; and

                  (d) none of the terms of the restricted Stock Agreement shall apply to the Additional Shares until such Additional Shares are actually granted if and when Grantee succeeds Jeffrey A. Cole as Chief Executive Officer of the Company.


         This Addendum to Restricted Stock Agreement has been executed by the parties at Cleveland, Ohio as of December 17, 1998.


                                                 COLE NATIONAL CORPORATION

                                                 By
                                                 ------------------------------
                                                  Name:
                                                  Title:


                                                 ------------------------------
                                                 Brian B. Smith





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